Exhibit 23.2
Consent of Expert
To:	Gryphon Gold Corporation

United States Securities and Exchange Commission
I, Roger C. Steininger, do hereby consent to the filing of the written disclosure of the technical reports titled “NI 43-101 Pre-Feasibility Study of the Mineral Resources of the Borealis Gold Project Located in Mineral County, Nevada, USA, Revised and Restated” dated September 17, 2009, “NI 43-101 Preliminary Assessment of the Mineral Resources of the Borealis Gold Project Located in Mineral County, Nevada, USA” dated September 2, 2008” and “Technical Report on the Mineral Resources of the Borealis Gold Project Located in Mineral County, Nevada, USA” dated April 28, 2008 (jointly, the “Reports”) and any extracts from or summary of the Reports in the Registration Statement for Gryphon Gold Corporation on Form S-1 filed on February 4, 2011 (the “Registration Statement”). I also consent to the use of my name in the Registration Statement.
Dated this 4th day of February, 2011.
/s/ Roger C. Steininger
Roger C. Steininger, Ph.D., CPG